Exhibit 4.24

THIS BOND IS SUBJECT TO AN INVESTMENT LETTER AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF SUCH INVESTMENT LETTER AGREEMENT.

DEVELOPMENT AUTHORITY OF GORDON COUNTY TAXABLE REVENUE BOND (MASLAND CARPETS, LLC REAL ESTATE PROJECT), SERIES 2012A

$5,339,217.03

FOR VALUE RECEIVED, the Development Authority of Gordon County (hereinafter referred to as the "Borrower" ) promises to pay, but only from the source as hereinafter provided, to the order of Masland Carpets, LLC (hereinafter referred to as the "Lender") at the Lender's office located in Dalton, Georgia, or at such other place as the holder hereof may designate, the principal sum of $5,339,217.03, or so much thereof as shall be outstanding, together with interest on so much of the principal balance of this Bond as may be outstanding and unpaid from time to time, calculated at the rate per annum indicated below.

The unpaid principal balance of this Bond shall bear interest at a rate per annum equal to six percent (6.00%), calculated on the basis of a 360-day year and actual days elapsed.

Principal of and interest on this Bond shall be payable in fifty-seven (57) consecutive monthly installments equal to $106,330.41, commencing on February 1, 2013, and continuing to be due on the first day of each succeeding calendar month thereafter, together with a final installment equal to the entire remaining unpaid principal balance of and all accrued interest on this Bond, which shall be due and payable on November 1, 2017.

This Bond shall bear interest on any overdue installment of principal and, to the extent permitted by applicable law, on any overdue installment of interest, at the aforesaid rate plus five percent (5.00%) per annum. The Borrower shall pay a late fee equal to five percent (5%) of the amount of the overdue payment, for any installment payment or other amount due hereunder that is not paid in full within five (5) days after such payment is due, for the purpose of reimbursing the Lender for a portion of the expense incident to handling the overdue payment. This late charge shall apply individually to all payments past due, and there will be no daily prorated adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable. The Borrower agrees that the "late charge" is a provision for liquidated damages and represents a fair and reasonable estimate of the damages the Lender will incur by reason of the late payment, considering all circumstances known to the Borrower and the Lender on the date hereof. The Borrower further agrees that proof of actual damages will be difficult or impossible.

All payments or prepayments on this Bond shall be applied first to unpaid fees and late fees, then to interest accrued on this Bond through the date of such payment or prepayment, and then to principal (and partial principal prepayments shall be applied to such installment in the inverse order of their maturity).

The Borrower may prepay the principal balance of this Bond in whole or in part at any time without premium or penalty, after at least three (3) business days' prior written notice from the Borrower to the Lender of the date of prepayment.

This Bond constitutes the Borrower's Taxable Revenue Bond (Masland Carpels, LLC Real Estate Project), Series 2012A issued under and pursuant to and is entitled to the benefits and subject to the conditions of a Loan Agreement, dated this date (the "Loan Agreement"), between the Borrower and the Lender, to which Loan Agreement reference is hereby made for a description of the circumstances under which principal shall be advanced under this Bond. Reference is hereby made to the Loan Agreement for a description of the security for this Bond and the options and obligations of the Borrower and the Lender hereunder. Upon an Event of Default (as defined in the Loan Agreement), the entire principal of and interest on this Bond may be declared or may become immediately due and payable as provided in the Loan Agreement.

The obligation of the Borrower to make the payments required to be made under this Bond and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a limited obligation of the Borrower, as provided in the Loan Agreement, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, counterclaim, or recoupment, except for payment, it may otherwise have against the Lender.

THIS BOND SHALL NEVER CONSTITUTE AN INDEBTEDNESS, DEBT, OR GENERAL OBLIGATION OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA, WITHIN THE MEANING OF ANY CONSTITUTIONAL PROVISION OR STATUTORY DEBT LIMITATION WHATSOEVER, NOR A PLEDGE OF THE FAITH AND CREDIT OR TAXING POWER OF ANY OF THE FOREGOING, NOR SHALL ANY OF THE FOREGOING BE SUBJECT TO ANY PECUNIARY LIABILITY HEREON. THE BORROWER HAS NO TAXING POWER. THIS BOND SHALL NOT BE PAYABLE FROM NOR A CHARGE UPON ANY FUNDS OTHER THAN THE REVENUES PLEDGED TO THE PAYMENT HEREOF AS CONTEMPLATED IN THE LOAN AGREEMENT AND SHALL BE A LIMITED OR SPECIAL OBLIGATION OF THE BORROWER PAYABLE SOLELY FROM THE FUNDS PROVIDED THEREFOR IN THE LOAN AGREEMENT. NO OWNER OF THIS BOND SHALL EVER HAVE THE RIGHT TO COMPEL THE EXERCISE OF THE TAXING POWER OF THE STATE OF GEORGIA, GORDON COUNTY, GEORGIA, OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF GEORGIA TO PAY THE PRINCIPAL OF THIS BOND OR THE INTEREST OR ANY PREMIUM HEREON, OR TO ENFORCE PAYMENT HEREOF AGAINST ANY PROPERTY OF THE FOREGOING, NOR SHALL THIS BOND CONSTITUTE A CHARGE, LIEN, OR ENCUMBRANCE, LEGAL OR EQUITABLE, UPON ANY PROPERTY OF THE FOREGOING. NEITHER THE MEMBERS OF THE GOVERNING BODY OF THE BORROWER NOR ANY PERSON EXECUTING THIS BOND SHALL BE LIABLE PERSONALLY ON THIS BOND BY REASON OF THE ISSUANCE HEREOF.

In case this Bond is collected by or through an attorney-at-law, all costs of such collection incurred by the Lender, including reasonable attorney's fees actually incurred, shall be paid by the Borrower.

Time is of the essence of this Bond. Demand, presentment, notice, notice of demand, notice for payment, protest, and notice of dishonor are hereby waived by each and every maker, guarantor, surety, and other person or entity primarily or secondarily liable on this Bond. The Lender shall not be deemed to waive any of its rights under this Bond unless such waiver be in writing and signed by the Lender. No delay or omission by the Lender in exercising any of its rights under this Bond shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

This Bond shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Bond shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Bond shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Bond.

Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The word "Lender" as used herein shall include transferees, successors, and assigns of the Lender, and all rights of the Lender hereunder shall inure to the benefit of its transferees, successors, and assigns. All obligations of the Borrower hereunder shall bind the Borrower's successors and assigns.

SIGNED, SEALED, AND DELIVERED by the undersigned Borrower as of the 28th day of December 2012.

DEVELOPMENT AUTHORITY OF GORDON COUNTY

By: /s/ Larry Roye
Chairman

ATTEST:

/s/ Ray Towers
Secretary

[SEAL]

VALIDATION CERTIFICATE

STATE OF GEORGIA COUNTY OF GORDON

The undersigned Clerk of the Superior Court of Gordon County, State of Georgia, does hereby certify that the within bond and the security therefor was validated and confirmed by judgment of the Superior Court of Gordon County, rendered on the 20th day of December 2012, in the case of State of Georgia vs. Development Authority of Gordon County and Masland Carpets. LLC, Civil Action File No. 12CV6 l268, that no intervention or objection was filed opposing the validation of the within bond and the security therefor, and that no appeal of such judgment of validation has been taken.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate by his manual signature and has impressed hereon the official seal of the Superior Court of Gordon County.

Clerk, Superior Court of Gordon County

[SEAL]

ALLONGE TO AND ENDORSEMENT OF REVENUE BOND

THIS ALLONGE TO AND ENDORSEMENT OF REVENUE BOND, made as of December 28th 2012, is attached to and incorporated into that certain Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012A, dated December 28th 2012 (the "Bond"), executed by the Development Authority of Gordon County and payable to the order of Masland Carpets, LLC (the "Assignor"), in the original principal amount of $5,339,217.03.

Pay to the order of Lineage PCR, Inc. WITHOUT RECOURSE OR WARRANTY.

This transfer, assignment, and endorsement of the Bond is WITHOUT WARRANTY, REPRESENTATION, OR RECOURSE, as to collectability or otherwise, except warranty of good title and warranty (1) that the Assignor has not assigned the Bond to a person other than the endorsee, (2) that the principal sum of $5,339,217.03 remains unpaid under the Bond, (3) that the Assignor holds title to the Bond flee and clear of any lien, claim, or participation interest, and (4) that the Assignor has the right, power, and authority to transfer, assign, and endorse the Bond. The Bond is transferred, assigned, and endorsed subject to no defenses, set-offs, claims, or counterclaims, if any, which may now or hereafter exist.

EXECUTED as of the date set forth above.

MASLAND CARPETS, LLC

/s/ Jon A. Faulkner
Jon A. Faulkner, President